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                                                                    EXHIBIT 28.1
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Wachovia Credit Card Master Trust (WACMT)
Excess Spread Analysis - October 2001

                                            Monthly        Gross          Net                     Delinquencies
                               Excess       Payment      Portfolio       Charge-      30-59           60-89
                               Spread        Rate          Yield          Offs        days             days         90+ days
                         ----------------------------------------------------------------------------------------------------
Series 1999-1
   Sep-01                       4.81%        10.15%        16.67%         6.02%         1.2564%       0.8545%       1.6321%
   Oct-01                       7.28%        12.56%        18.34%         5.90%         1.2924%       0.8426%       1.6805%


Series 2000-1
   Sep-01                       4.82%        10.15%        16.67%         6.02%         1.2564%       0.8545%       1.6321%
   Oct-01                       7.29%        12.56%        18.34%         5.90%         1.2924%       0.8426%       1.6805%
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